                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                        Arch Communications Group, Inc.
                (Name of Registrant as Specified In Its Charter)




                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                        ARCH COMMUNICATIONS GROUP, INC.

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Arch Communications Group, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 19, 1998, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting"), for the purpose of considering and voting upon the following matters:

        1.  To elect two directors of the Company.

        2. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan increasing the number of shares of Common Stock issuable under such plan from 250,000 to 500,000.

        3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1998.

        4. To transact such other business as may properly come before the Meeting.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournments thereof.

     The Board of Directors has fixed the close of business on Thursday, April 9, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. The list of the Company's stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the principal executive offices of the Company, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, and at the place of the Meeting.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                                            By order of the Board of Directors,

                                            GARRY B. WATZKE, Secretary

April 17, 1998
Westborough, Massachusetts

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        ARCH COMMUNICATIONS GROUP, INC.

                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Arch Communications Group, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday, May 19, 1998, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder affirmatively revokes the proxy.

     On April 9, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 20,958,570 shares of Common Stock, $.01 par value per share ("Common Stock"). Each share entitles the record holder to one vote on each matter.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 17, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, 1800 WEST PARK DRIVE, SUITE 250, WESTBOROUGH, MASSACHUSETTS 01581, ATTENTION: INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 9, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each current director of the Company, (iii) the Company's Chief Executive Officer and the other executive officers listed in the Summary Compensation Table below and (iv) all current directors and executive officers of the Company as a group.

                                                 NUMBER OF
                     NAME                        SHARES(1)      PERCENTAGE
                     ----                        ---------      ----------
Franklin Resources, Inc.(2)....................  2,514,080         12.0%
Memorial Drive Trust(3)........................  1,947,990          9.3
State of Wisconsin Investment Board(4).........  1,388,000          6.6
Dimensional Fund Advisors Inc.(5)..............  1,304,900          6.2
J. & W. Seligman & Co. Incorporated(6).........  1,257,372          6.0
Goldman, Sachs & Co.(7)........................  1,225,500          5.8
C. Edward Baker, Jr............................    154,839          0.7
John B. Saynor.................................    193,924          0.9
Paul H. Kuzia..................................     14,760            *
R. Schorr Berman(8)............................  1,960,890          9.4
James S. Hughes................................     80,587            *
Allan L. Rayfield..............................      2,500            *
John A. Shane(9)...............................     94,535            *
William A. Wilson(10)..........................        600            *
All current directors and executive officers as
  a group (9 persons)(11)......................  2,514,035         11.9

---------------

   * Less than 0.5%

 (1) Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) The business address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, San Mateo, California 94404. Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc., has sole voting power and sole investment power with respect to 2,493,700 shares. Franklin Management, Inc., a subsidiary of Franklin Resources, Inc., has sole investment power with respect to 20,380 shares. Franklin Resources, Inc., the principal shareholders thereof, Franklin Advisers, Inc. and Franklin Management, Inc. disclaim beneficial ownership of these securities. This information is based on Amendment No. 1 to Schedule 13G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 26, 1998.

 (3) The business address of Memorial Drive Trust is 125 CambridgePark Drive, Cambridge, Massachusetts 02140. All shares listed in the above table as held by Memorial Drive Trust are held by MD Co. as nominee for Memorial Drive Trust, a trust holding assets of a qualified profit sharing plan for employees of Arthur D. Little, Inc., over which Mr. Berman may be deemed to share voting and investment power. See footnote (8).

 (4) The business address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. This information is based on the Schedule 13G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on January 27, 1998.

 (5) The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. has sole voting power with respect to

     860,800 shares and sole investment power with respect to all 1,304,900 shares. Officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company, each an open-end management investment company. These officers have sole voting power with respect to 139,100 shares owned by DFA Investment Dimensions Group Inc. and 305,000 shares owned by The DFA Investment Trust Company. All of these securities are owned by advisory clients of Dimensional Fund Advisors Inc., none of which, to the knowledge of Dimensional Fund Advisors Inc., owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities. This information is based on the Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 10, 1998.

 (6) The business address of J. & W. Seligman & Co. Incorporated is 100 Park Avenue, New York, New York 10017. J. & W. Seligman & Co. Incorporated has shared voting power with respect to 1,129,325 of such shares and shared investment power with respect to all 1,257,372 shares. This information is based on Amendment No. 1 to Schedule 13G filed by J. & W. Seligman & Co. Incorporated with the Securities and Exchange Commission on February 12, 1998.

 (7) The business address of Goldman, Sachs & Co. and its parent holding company, The Goldman Sachs Group, L.P. (collectively "Goldman Sachs"), is 85 Broad Street, New York, New York 10004. Goldman Sachs has shared voting power with respect to 854,100 shares and shared investment power with respect to all 1,225,500 shares. Goldman Sachs disclaims beneficial ownership of the shares beneficially owned by (i) managed accounts and (ii) certain investment limited partnerships, of which a subsidiary of Goldman Sachs is the general partner or managing general partner, to the extent partnership interests in such partnerships are held by persons other than Goldman Sachs or their affiliates. This information is based on the
     Schedule 13G filed by Goldman Sachs with the Securities and Exchange Commission on February 17, 1998.

 (8) Includes 1,947,990 shares held by Memorial Drive Trust, over which Mr. Berman may be deemed to share voting and investment power as Administrator and Chief Executive Officer of Memorial Drive Trust. Mr. Berman disclaims beneficial ownership of such shares held by Memorial Drive Trust.

 (9) Includes 1,051 shares owned by Palmer Service Corporation, over which Mr. Shane may be deemed to have voting and investment power as President and sole stockholder of Palmer Service Corporation, and 59,701 shares issuable upon conversion of $1,000,000 principal amount of the Company's 6 3/4% Convertible Subordinated Debentures due 2003 (the "Arch Convertible Debentures") held by Palmer Organization III, L.P., of which Mr. Shane is the general partner of the general partner.

(10) Consists of 600 shares owned by or jointly with Mr. Wilson's children.

(11) Includes (i) 1,947,990 shares held by Memorial Drive Trust, (ii) 1,051 shares held by Palmer Service Corporation, (iii) 59,701 shares issuable upon conversion of $1,000,000 principal amount of Arch Convertible Debentures held by Palmer Organization III, L.P. and (iv) 47,417, 13,440, 10,000, 10,000, 1,500, 10,000 and 92,357 shares issuable upon the exercise of outstanding stock options held by Messrs. Baker, Kuzia, Berman, Hughes, Rayfield, Shane and all current directors and executive officers as a group, respectively, exercisable within 60 days after April 9, 1998.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting on the matter is required for the approval of the amendment to the Company's 1996 Employee Stock Purchase Plan (Proposal 2) and the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998 (Proposal 3).

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as shares voted in favor of such matter and will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on a matter.

ACQUISITION OF USA MOBILE

     On September 7, 1995, Arch Communications Group, Inc., a Delaware corporation ("Old Arch"), completed its acquisition of USA Mobile Communications Holdings, Inc., a Delaware corporation ("USA Mobile"), through the merger (the "Merger") of Old Arch with and into USA Mobile, which simultaneously changed its name to Arch Communications Group, Inc. In accordance with generally accepted accounting principles, Old Arch was treated as the acquirer in the Merger for accounting and financial reporting purposes, and the Company reports the historical financial statements of Old Arch as the historical financial statements of the Company. As used herein, unless the context otherwise requires, the terms "Arch" or the "Company" refer to Arch Communications Group, Inc. from and after the Merger and Old Arch prior to the Merger, in each case together with its wholly-owned direct and indirect subsidiaries, and the term "USA Mobile" refers to USA Mobile Communications Holdings, Inc. prior to the Merger together with its wholly-owned direct and indirect subsidiaries.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. The term of each class of directors is three years and the terms of the three classes are staggered in such a manner that only one class is elected each year. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those whose terms are expiring. This year's nominees are to be elected to serve until the sooner of the 2001 annual meeting of stockholders or until their respective successors are elected and qualified.

     The persons named in the enclosed proxy will vote to elect as directors C. Edward Baker, Jr. and R. Schorr Berman, the nominees named below, unless the proxy is marked otherwise. Messrs. Baker and Berman are currently directors of the Company. Messrs. Baker and Berman have indicated their willingness to serve if elected; however, if Messrs. Baker and/or Berman should be unable to serve, the proxies may be voted for substitute nominees selected by the Board of Directors or for a reduction in the number of directors, as determined by the Board of Directors.

     Set forth below are the names of the current directors of the Company and the nominees for election at the Meeting, their ages, the year in which each first became a director of the Company, their principal occupations and employment during the past five years and the names of other public companies of which they are a director as of April 9, 1998. Also set forth below are the names of the other current executive officers of the Company, their ages and their principal occupations and employment during the past five years.

                                                                 POSITIONS WITH COMPANY,
                                                                PRINCIPAL OCCUPATIONS AND
            NAME AND PERIOD OF                                  EMPLOYMENT OVER PAST FIVE
          SERVICE AS A DIRECTOR              AGE                YEARS, AND DIRECTORSHIPS
          ---------------------              ---                -------------------------
                              NOMINEES FOR TERMS EXPIRING IN 2001

C. Edward Baker, Jr.......................    47   Chief Executive Officer of the Company since 1988
Director since 1988                                and Chairman of the Board since May 1989; from 1988
                                                   until January 1998, President of the Company; from
                                                   1986 until 1988, President and Chief Executive
                                                   Officer of US West Paging.

R. Schorr Berman(1)(2)....................    49   President and Chief Executive Officer of MDT
Director since 1986                                Advisers, Inc., an investment adviser, since 1987;
                                                   director of Mercury Computer Systems, Inc. as well
                                                   as a number of private companies.

                                 DIRECTORS WHOSE TERMS EXPIRE IN 2000

John B. Saynor............................    57   Executive Vice President of the Company; President
Director since 1986                                and Chief Executive Officer of the Company from
                                                   1986 to March 1988; Chairman of the Board of the
                                                   Company from 1986 until May 1989.

John A. Shane(1)(2).......................    65   President of Palmer Service Corporation since 1972;
Director since 1988                                General Partner of Palmer Partners L.P. since 1981;
                                                   Trustee of Nvest Funds and director of the
                                                   following public companies and registered
                                                   investment companies: Gensym Corporation, Overland
                                                   Data, Inc., Summa Four, Inc. and United Asset
                                                   Management Corporation.

                                 DIRECTORS WHOSE TERMS EXPIRE IN 1999

James S. Hughes(1)........................    55   President and Chief Executive Officer of Norwich
Director since 1986                                Corporation, a real estate investment and service
                                                   firm, since 1987; since 1992, President and
                                                   Managing Director of Inventa Corporation, an
                                                   international business development firm.

Allan L. Rayfield(2)......................    62   Consultant since 1995; from November 1993 until
Director since 1997                                December 1994, Chief Executive Officer of M/A Com
                                                   Inc., a microwave electrical manufacturing company;
                                                   from April 1991 until November 1993, Chief
                                                   Operating Officer of M/A Com Inc; director of
                                                   Parker Hannifin Corporation and Acme Metals
                                                   Incorporated.

                                                                 POSITIONS WITH COMPANY,
                                                                PRINCIPAL OCCUPATIONS AND
                                                                EMPLOYMENT OVER PAST FIVE
                   NAME                      AGE                YEARS, AND DIRECTORSHIPS
                   ----                      ---                -------------------------

                               OTHER EXECUTIVE OFFICERS OF THE COMPANY

Lyndon R. Daniels.........................    45   President and Chief Operating Officer of the
                                                   Company since January 1998; President and Chief
                                                   Executive Officer of Pacific Bell Mobile Services,
                                                   a subsidiary of SBC Communications Inc., from
                                                   November 1993 to January 1998; from May 1988 until
                                                   November 1993, Chief Financial Officer of Pactel
                                                   Corp., a mobile telephone company.

J. Roy Pottle.............................    39   Executive Vice President and Chief Financial
                                                   Officer of the Company since February 1998; Vice
                                                   President and Treasurer of Jones Intercable, Inc.
                                                   from October 1994 to February 1998; Vice President
                                                   and Relationship Manager of the Bank of Nova
                                                   Scotia, New York Agency, from September 1989 to
                                                   October 1994.

Paul H. Kuzia.............................    56   Executive Vice President/Technology and Regulatory
                                                   Affairs of the Company since September 1996; Vice
                                                   President/Engineering and Regulatory Affairs from
                                                   1988 to September 1996; prior to 1988, director of
                                                   operations at Message Center Inc.

---------------

(1) Member of the Audit Committee.

(2) Member of the Executive Compensation and Stock Option Committee.

     For information regarding beneficial ownership of the Company's Common Stock by each current director, see "Stock Ownership of Certain Beneficial Owners and Management".

BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 1997, the Board of Directors held eight meetings, including regular, special and telephonic meetings. Each current director attended at least 75% of the meetings of the Board held during 1997 while he was a director.

     In order to facilitate the various functions of the Board of Directors, the Board has created an Audit Committee and an Executive Compensation and Stock Option Committee (the "Compensation Committee"). There is no standing nominating committee of the Board.

     Messrs. Shane (Chairman), Berman and Hughes currently serve on the Audit Committee. The Audit Committee reviews the annual financial statements of the Company prior to their submission to the Board of Directors and consults with the Company's independent public accountants to review financial results, internal financial controls and procedures, audit plans and recommendations. The Audit Committee also recommends the selection, retention or termination of independent public accountants and approves services provided by independent public accountants prior to the provision of such services. The Audit Committee held two meetings during the year ended December 31, 1997; Messrs. Berman and Shane attended both meetings and

Mr. Hughes attended one meeting. The Audit Committee has recommended that Arthur Andersen LLP be selected as the independent public accountants for the Company for the year ending December 31, 1998. See "Proposal 3 -- Ratification of Selection of Independent Public Accountants".

     Messrs. Berman (Chairman), Rayfield and Shane currently serve on the Compensation Committee. The Compensation Committee recommends to the Board the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Compensation Committee held eight meetings during the year ended December 31, 1997, and each current member of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee held during 1997 while he was a member.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. The Company believes that during the year ended December 31, 1997 all officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

DIRECTOR COMPENSATION

  FEES AND EXPENSES

     The Company pays its non-employee ("outside") directors an annual fee of $5,000, an additional annual fee of $1,000 for serving as Chairs of Board Committees, $2,000 for each meeting of the Board of Directors attended and $750 for each Board Committee meeting attended. The Company also reimburses all directors for customary and reasonable expenses incurred in attending Board and Board Committee meetings.

     Under a deferred compensation plan for the Company's outside directors, each outside director has the right to make an annual election to defer his compensation as an outside director ("Director Compensation") and to receive the deferred amounts in cash on a specific calendar date or a date on which a certain event occurs, such as the date he ceases to be an outside director (the "Distribution Date"). All deferred compensation is credited, as of the date on which such compensation would have been paid, at the participant's election in either cash or shares of Common Stock of the Company based on the market price of such shares as of the date such compensation would have been paid. On the Distribution Date, any deferred compensation credited in shares of Common Stock is converted into cash by valuing each stock unit at the market price of a share of Common Stock on the Distribution Date. Mr. Rayfield was the only outside director who elected to participate in this plan for 1998. Mr. Rayfield elected to defer all of his 1998 Director Compensation, of which 50% will be credited in cash and 50% will be credited in shares of Common Stock of the Company, until the date he ceases to be a director of the Company.

  OUTSIDE DIRECTORS' STOCK OPTION PLANS

     Non-Employee Directors' Stock Option Plan. A total of 80,200 shares of Common Stock may be issued upon the exercise of options granted under the Company's Non-Employee Directors' Stock Option Plan (the "Outside Directors' Option Plan"). Only directors of the Company who are not employees of the Company are eligible to receive options under the Outside Directors' Option Plan. Options granted under the Outside Directors' Option Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Outside Directors' Option Plan, outside directors receive annual grants (on the first business day following December 23 of each year) of options to purchase 3,000 shares of Common Stock. In addition, newly elected or appointed outside directors receive options to purchase 3,000 shares of Common Stock as of the date of their initial appointment or election. All options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     Each option under the Outside Directors' Option Plan becomes exercisable with respect to 25% of the shares subject to the option on the date of grant and an additional 25% of the shares subject to the option on each of the first three anniversaries of the date of grant. In general, an optionee may exercise his or her option, to the extent vested, only while he or she is a director of the Company and for 90 days after he or she ceases to be a director of the Company (one year if due to death or permanent and total disability). In addition, options expire immediately if service as a director is terminated for "cause". Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code).

     An optionee's options become fully exercisable and vested upon his or her death and all options become fully exercisable and vested in the event of a "change in control" of the Company (as defined in the Outside Directors' Option
Plan). Pursuant to the terms of the Outside Directors' Option Plan, all options outstanding on May 16, 1995, covering a total of 7,218 shares of Common Stock exercisable at $12.47 per share and none of which was held by the Company's current directors, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of the Company's acquisition of USA Mobile.

     Under the Outside Directors' Option Plan, Messrs. Berman, Hughes and Shane have each received (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $27.56 per share upon the completion of the Company's acquisition of USA Mobile on September 7, 1995, (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $23.50 per share on December 26, 1995, (iii) an option to purchase 3,000 shares of Common Stock at an exercise price of $7.875 per share on December 24, 1996 and (iv) an option to purchase 3,000 shares of Common Stock at an exercise price of $4.5625 per share on December 24, 1997. Also, under the Outside Directors' Stock Option Plan, Mr. Rayfield received (i) an option to purchase 3,000 shares of Common Stock at an exercise price of $7.875 per share upon his election to the Board of Directors on July 28, 1997 and (ii) an option to purchase 3,000 shares of Common Stock at an exercise price of $4.5625 per share on December 24, 1997. As of April 9, 1998, options to purchase an aggregate of 42,000 shares of Common Stock were outstanding and 7,218 options had been exercised under the Outside Directors' Stock Option Plan.

     1995 Outside Directors' Stock Option Plan. Under the Company's 1995 Outside Directors' Stock Option Plan (the "1995 Directors' Plan"), Messrs. Berman, Hughes and Shane each received an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on January 30, 1995 ($18.50 per share). Each option under the 1995 Directors' Plan becomes exercisable at the rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter. In the event of a "change in control" of the Company (as defined therein), all outstanding options will become fully exercisable and vested. In general, an optionee may exercise his option, to the extent vested, only while he is a director of the Company and for one year after he ceases to be a director of the Company. Unexercised options expire ten years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code). The 1995 Directors' Plan was terminated on September 7, 1995, but outstanding options continue to vest on the same terms as in effect prior thereto. As of April 9, 1998, options to purchase an aggregate of 15,000 shares of Common Stock were outstanding and no options had been exercised under the 1995 Directors' Plan.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other executive officers (the "Named Executive Officers") for the years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                   ANNUAL COMPENSATION              COMPENSATION
                                           ------------------------------------    ---------------
                                                                   OTHER ANNUAL
            NAME AND                        SALARY      BONUS      COMPENSATION    OPTIONS/SARS(3)
 PRINCIPAL POSITION DURING 1997    YEAR       $         ($)(1)        ($)(2)             (#)
 ------------------------------    ----     ------      ------     ------------    ---------------
C. Edward Baker, Jr..............  1997    $353,317    $227,500        $600            459,324(4)
  Chairman, President and          1996     329,050      36,833         600            268,860(5)(6)
  Chief Executive Officer          1995     281,650     106,000         600             40,000(7)

John B. Saynor...................  1997     153,188      72,900         600             51,810(8)
  Executive Vice President         1996     146,867      15,300         600             20,000(6)
                                   1995     131,870      50,000         600             20,000(7)

Paul H. Kuzia....................  1997     157,633      77,400         600             86,574(9)
  Executive Vice President/        1996     133,800      14,620         600              8,000(6)
  Technology and Regulatory        1995     123,300      46,000         600              8,000(7)
  Affairs

William A. Wilson................  1997     133,599     150,500         600             32,836
  Former Executive Vice            1996     203,133      19,833         600            170,000(10)
  President/Finance and Chief      1995     157,300      58,000         600             20,000(7)
  Financial Officer(11)

---------------

 (1) Represents bonus paid in such year with respect to prior year.

 (2) Represents the Company's matching contributions paid under the Company's 401(k) plan.

 (3) No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during the years ended December 31, 1995, 1996 or 1997.

 (4) Includes options to purchase 409,688 shares granted as part of the January 16, 1998 option repricing program. See "Repricing of Options".

 (5) Includes options to purchase 106,860 shares replaced in connection with the October 23, 1996 option repricing program. See "Repricing of Options".

 (6) Option replaced in connection with the January 16, 1998 option repricing program. See "Repricing of Options".

 (7) Option replaced in connection with the October 23, 1996 option repricing program. See "Repricing of Options".

 (8) Includes options to purchase 35,905 shares granted as part of the January 16, 1998 option repricing program. See "Repricing of Options".

 (9) Includes options to purchase 69,687 shares granted as part of the January 16, 1998 option repricing program. See "Repricing of Options".

(10) Includes options to purchase 75,000 shares replaced in connection with the October 23, 1996 option repricing program. See "Repricing of Options".

(11) Mr. Wilson resigned on June 30, 1997.

  EXECUTIVE RETENTION AGREEMENTS

     In January 1998, the Board of Directors of the Company approved Executive Retention Agreements (the "Agreements") for a total of eighteen executives (the "Executives"), including Messrs. Baker, Daniels, Kuzia, Pottle and Saynor.

     The purpose of the Agreements is to assure the continued employment and dedication of the Executives without distraction from the possibility of a Change in Control (as defined in the Agreements) of the Company. In the event of a Change in Control, and the termination of the Executive's employment at any time within the 12-month period thereafter by the Company (other than for cause, disability or death) or by the Executive for Good Reason (as defined in the Agreements), the Executive shall be eligible to receive (i) a cash severance payment equal to the Executive's base salary plus any other amounts earned through the date of termination (to the extent not previously paid), (ii) an additional lump sum cash payment equal to a specified multiple (the "Multiple") of the sum of (a) the Executive's annual base salary in effect at the time of the Change in Control and (b) the average bonus paid for the three calendar years immediately preceding the calendar year during which the Change in Control occurs, and (iii) any amounts or benefits required to be paid or provided to the Executive or which the Executive is eligible to receive following the Executive's termination under any plan, program, policy, practice, contract or agreement of the Company. In addition, until the earlier of (a) 12 months after termination or (b) the Executive becomes reemployed with another employer and is eligible to receive substantially equivalent benefits, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits similar to those previously maintained. The Multiple for Messrs. Baker, Daniels, Kuzia, Pottle and Saynor is three, and the Multiple for the other Executives is one or two. Good Reason is defined to include, among other things, a material reduction in employment responsibilities, compensation or benefits or, in the case of Mr. Baker, the failure to become the Chief Executive of any entity succeeding or controlling the Company.

  STOCK OPTION GRANTS

     The following table summarizes certain information regarding options granted to the Named Executive Officers during the year ended December 31, 1997. No SARs were granted during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                         REALIZABLE
                                                                                      VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                          ANNUAL RATES OF
                         --------------------------------------------------------        STOCK PRICE
                                          PERCENT                                       APPRECIATION
                                          OF TOTAL                                       FOR OPTIONS
                                        OPTIONS/SARS     EXERCISE                          TERM(3)
                         OPTIONS/SARS    GRANTED TO      OR BASE                    ---------------------
                           GRANTED      EMPLOYEE IN       PRICE       EXPIRATION       5%         10%
                            (#)(1)      FISCAL YEAR    ($/SHARE)(2)      DATE         ($)         ($)
                         ------------   ------------   ------------   ----------      ---         ---
C. Edward Baker, Jr....     49,636(4)       2.89          $6.875         03/05/07   $214,609   $  543,861
                           409,688(5)      23.89           5.0625        01/16/08    553,600    2,110,041

John B. Saynor.........     15,905(4)       0.93           6.875         03/05/07     68,768      174,271
                            35,905(5)       2.09           5.0625        01/16/08     48,517      184,924

Paul H. Kuzia..........     16,887(4)       0.98           6.875         03/05/07     73,013      185,031
                            69,687(5)       4.06           5.0625        01/16/08     94,166      358,913

William A. Wilson......     32,836          1.92           6.875         03/05/07    141,971      359,783

---------------

(1) Options generally become exercisable at a rate of 20% of the shares subject to the option on the first anniversary of the date of grant and 5% of the shares subject to the option per calendar quarter thereafter.

(2) The exercise price is equal to the fair market value of the Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Common Stock. The Named Executive Officers will realize no gain upon the exercise of these options without an increase in the price of the Common Stock, which increase will benefit all Company stockholders proportionately.

(4) Option replaced as part of the January 16, 1998 option repricing program. See "Repricing of Options".

(5) Option granted as part of the January 16, 1998 option repricing program. See "Repricing of Options".

  OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the exercise of stock options during the year ended December 31, 1997 and stock options held as of December 31, 1997 by the Named Executive Officers.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                                                     VALUE OF
                                                               NUMBER OF            UNEXERCISED
                                                              UNEXERCISED          IN-THE-MONEY
                                                              OPTIONS/SARS         OPTIONS/SARS
                                    SHARES                 AT FISCAL YEAR-END   AT FISCAL YEAR-END
                                  ACQUIRED ON    VALUE       (EXERCISABLE/         (EXERCISABLE/
                                   EXERCISE     REALIZED     UNEXERCISABLE)      UNEXERCISABLE)(2)
                                      (#)        ($)(1)           (#)                   ($)
                                  -----------   --------   ------------------   -------------------
C. Edward Baker, Jr.............        --         --      314,904(3) 188,816   $188,064         --

John B. Saynor..................        --         --        4,000     31,905         --         --

Paul H. Kuzia...................        --         --       46,400     23,287         --         --

William A. Wilson...............        --         --           --         --         --         --

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on December 31, 1997 ($5.125 per share) less the option exercise price.

(3) Subsequent to December 31, 1997, Mr. Baker exercised an option for 94,032 shares.

  ACCELERATION OF CERTAIN STOCK OPTIONS

     The Company's 1989 Stock Option Plan, as amended (the "1989 Option Plan"), provides that all options granted thereunder become fully exercisable and vested upon the occurrence of any of the following events: (i) the acquisition by any person of 20% or more of the Company's Common Stock if, within 24 months thereafter, a majority of the persons elected to the Company's Board of Directors is not approved by vote of two-thirds of the directors in office at the time of the acquisition; (ii) a merger, consolidation or sale of all or substantially all of the Company's assets; or (iii) the adoption of a proposal to liquidate or dissolve the Company. As a result of the completion of the Company's acquisition of USA Mobile, all options outstanding as of September 7, 1995 under the 1989 Option Plan, covering a total of 156,259 shares of Common Stock, became fully exercisable and vested, including options to purchase 39,889, 19,200 and 4,480 shares of Common Stock, respectively, then held by Messrs. Baker, Wilson and Kuzia.

     The Company's Stock Option Plan originally adopted in 1994 and amended and restated on January 26, 1995 (the "1994 Option Plan") provides that all options granted thereunder become fully exercisable and vested in the event of a "change in control" of the Company (as defined therein). Pursuant to the terms of the 1994 Option Plan, all options outstanding on May 16, 1995, covering a total of 563,806 shares of Common Stock, became fully exercisable and vested as a result of the Company's purchase of approximately 37% of USA Mobile's then outstanding capital stock in the first step of Arch's acquisition of USA Mobile.

REPRICING OF OPTIONS

     The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers since January 17, 1992:

                           TEN-YEAR OPTION REPRICINGS

                                                           MARKET                                LENGTH OF
                                             NUMBER OF    PRICE OF                                ORIGINAL
                                            SECURITIES    STOCK AT      EXERCISE                OPTION TERM
                                            UNDERLYING     TIME OF      PRICE AT                REMAINING AT
                                              OPTIONS     REPRICING     TIME OF        NEW        DATE OF
                                            REPRICED OR      OR       REPRICING OR   EXERCISE   REPRICING OR
                                              AMENDED     AMENDMENT    AMENDMENT      PRICE      AMENDMENT
              NAME                  DATE        (#)          ($)          ($)          ($)      (IN MONTHS)
              ----                  ----    -----------   ---------   ------------   --------   ------------
C. Edward Baker, Jr.............  10/23/96     40,000      $12.50       $23.75        $12.50        110
 Chairman, President and          10/23/96     12,000       12.50        23.75         12.50        111
 Chief Executive Officer          10/23/96     54,860       12.50        20.63         12.50        116
                                   1/16/98     43,792        3.94         5.94          5.06         16
                                   1/16/98     71,760        3.94         8.09          5.06         38
                                   1/16/98     17,500        3.94         7.55          5.06         58
                                   1/16/98     12,500        3.94        14.10          5.06         71
                                   1/16/98     12,500        3.94        18.85          5.06         83
                                   1/16/98     95,140        3.94        20.63          5.06        101
                                   1/16/98     12,000        3.94        12.50          5.06        105
                                   1/16/98     40,000        3.94        12.50          5.06        105
                                   1/16/98     54,860        3.94        12.50          5.06        105
                                   1/16/98     49,636        3.94         6.88          5.06        110

John B. Saynor..................  10/23/96     20,000       12.50        23.75         12.50        110
  Executive Vice President         1/16/98     20,000        3.94        12.50          5.06        105
                                   1/16/98     15,905        3.94         6.88          5.06        110

Paul H. Kuzia...................  10/23/96      8,000       12.50        23.75         12.50        110
 Executive Vice President/         1/16/98     19,200        3.94         5.94          5.06          7
 Technology and Regulatory Affairs 1/16/98     12,800        3.94         7.66          5.06         20
                                   1/16/98      6,400        3.94         8.09          5.06         44
                                   1/16/98      6,400        3.94         7.05          5.06         56
                                   1/16/98      8,000        3.94        12.50          5.06        105
                                   1/16/98     16,887        3.94         6.88          5.06        110

William A. Wilson...............  10/23/96     20,000       12.50        23.75         12.50        110
 Former Executive Vice            10/23/96     75,000       12.50        20.63         12.50        116
 President/Finance and Chief
 Financial Officer

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     The Compensation Committee believes stock options provide important incentives for officers and other employees to remain with, and to continue to make significant contributions to, the Company. The Compensation Committee also believes that stock options should be granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, and that option exercise prices ordinarily should not be reduced simply because the market price of the Company's Common Stock declines. However, the Compensation Committee recognizes that under appropriate circumstances it may be necessary to reprice stock options in order to restore the performance incentives intended to be provided by options.

     On December 16, 1997, the Compensation Committee approved the repricing of certain outstanding stock options, including certain options held by the Named Executive Officers who were employed as of December 16, 1997. The repricing became effective on January 16, 1998. See "Repricing of Options". Because of a decline in the market price of the Company's Common Stock since October 23, 1996 (the date on which the Company's only prior option repricing program had become effective), many outstanding options were exercisable at prices that far exceeded the market price of the Common Stock, thereby substantially impairing the effectiveness of such options as performance incentives. The Compensation Committee believed that the decline in the market price of the Company's Common Stock was largely attributable to reductions in valuations throughout the paging sector by the financial markets, rather than the Company's own performance, and took into account the fact that the decline had persisted for an extended period of time. In view of this price decline, and consistent with the Company's philosophy of utilizing equity incentives to motivate and retain management and employees, the Compensation Committee felt that it was important to restore the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. At the same time, the Compensation Committee considered it appropriate, as part of the repricing, to require that a portion of each repriced option be subjected to additional vesting requirements so that the holders would not be entirely insulated from the impact of the declining market price.

     Pursuant to the repricing program, approximately 90% of all outstanding options (other than options under the Company's outside directors' option plans) with exercise prices in excess of $5.0625 per share ("Existing Options") were replaced with options exercisable at $5.0625 per share ("New Options"). The exercise price of the New Options was equal to the higher of the market price of the Common Stock on December 16, 1997 (the date of approval by the Compensation Committee) and the market price on January 16, 1998 (the effective date of the repricing). As a condition to repricing, the vesting of Existing Options which had been outstanding for less than one year as of January 16, 1998 was restarted to commence as of January 16, 1998, as follows: 20% will vest on January 16, 1999 and 5% will vest quarterly thereafter. As a condition to repricing, the vesting of Existing Options which had been outstanding for more than one year as of January 16, 1998 was restarted as of January 16, 1998 with 25% credit in terms of time; for example, an Existing Option which had been outstanding for two years was treated as if it had been outstanding for six months, so that such option will now vest the first 20% after an additional six months and will vest 5% quarterly thereafter. Other than these changes to the vesting provisions, the terms of the New Options are the same as the terms of the Existing Options they replaced. A total of 80 option holders, holding Existing Options to purchase an aggregate of 1,083,216 shares of Common Stock with exercise prices ranging from $5.9375 to $20.625 per share, were granted New Options on the terms described above. The holders of Existing Options to purchase an aggregate of 113,337 shares of Common Stock with exercise prices ranging from $5.9375 to $7.125 per share elected not to have such options repriced.

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            Allan L. Rayfield
                                            John A. Shane

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are R. Schorr Berman, Allan L. Rayfield and John A. Shane. Messrs. Berman and Shane served on the Compensation Committee throughout 1997, and Mr. Rayfield joined the Compensation Committee upon his election as a director in July 1997.

     C. Edward Baker, Jr., the Chairman and Chief Executive Officer of the Company, makes recommendations and participates in discussions regarding executive compensation, but he does not participate directly in discussions regarding his own compensation. No current executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers has served as a director of the Company or as a member of the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  OVERVIEW

     The Compensation Committee recommends to the Board the compensation of executive officers, key managers and directors and administers the Company's stock plans. The Company's executive compensation program is intended to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns. Compensation consists of a mixture of base salary, performance bonuses and stock-based incentives. The Compensation Committee believes it is important to have bonuses constitute a portion of each person's compensation package in order to tie an individual's compensation level to individual and corporate performance, and believes it is important to have stock incentives constitute a portion of each person's compensation package in order to help align the interests of executives and stockholders.

     In determining levels of compensation, the Compensation Committee considers a number of factors such as: (i) competitive positioning, including compensation of executives and managers at comparable companies; (ii) present compensation levels; (iii) individual performance, including expected future contributions to the Company; and (iv) the Company's need to attract, retain and reward key management personnel. The Committee, in determining Mr. Baker's compensation, reviewed compensation for chief executives of publicly-held companies of similar size, particularly those in paging and similar businesses, Mr. Baker's individual performance against quantitative and qualitative goals and the performance of the Company.

  BASE SALARY

     The base salary of each executive officer and key manager is reviewed annually. In setting base salaries, the Compensation Committee considers the factors described above. During the year ended December 31, 1997, the Compensation Committee fixed Mr. Baker's annual base salary at $353,317.

  PERFORMANCE BONUSES

     The payment of bonuses to executive officers and key managers is directly related to their achievement of corporate and individual performance goals and the Company's performance in relation to an industry peer group. The amount of the bonus paid, if any, varies among the executive officers and managers depending on their success in achieving individual performance goals, their contribution to the achievement of corporate performance goals and the Company's performance compared to its peers.

     At the beginning of each year, Mr. Baker proposes base salary and bonus parameters for the year to the Compensation Committee for consideration and approval. This proposal incorporates corporate-wide goals as well as goals jointly established by Mr. Baker and each of the bonus plan participants for their individual areas of responsibility. For the year ended December 31, 1997, the Compensation Committee and the Board of Directors approved a target bonus equal to approximately 30% of the base salaries of all eligible bonus participants, which included all executive officers and other key managers. Depending upon each person's performance during the year, actual bonuses may range from 0% to 40% of base salaries, and depending on the Company's performance in relation to an industry peer group, actual bonuses may further range up to a maximum of 70% of base salaries. The individual and corporate goals included in the budget generally represent objective measures of performance. These goals include quantifiable financial objectives, such as the achievement of revenue or operating cash flow targets, and milestones in asset management, marketing and other areas. The Company's performance in relation to industry peers is based on quantifiable financial measures and stock price information.

     Throughout the year, Mr. Baker meets with each executive officer and key manager to review his or her progress in achieving these goals. After the end of the year, Mr. Baker performs a final performance review with the Compensation Committee and presents proposed bonus award levels to the Compensation Committee for consideration and approval. The Compensation Committee has approved (or modified and approved) Mr. Baker's proposals in respect of bonuses for the year ended December 31, 1997. In recognition of the achievement of his individual goals, the Compensation Committee awarded Mr. Baker a bonus of $135,000 in March 1998.

  EQUITY-BASED COMPENSATION

     Grants of options under the Company's stock option plans are intended to relate executive compensation to corporate performance and to help align long-term interests of the Company's executive officers, key managers and stockholders. The Compensation Committee considers options to be an important method of providing an incentive for executive officers and key managers to remain with, and to continue to make significant contributions to, the Company. Therefore, in granting options the Compensation Committee considers the number and value of options held by each executive officer or key manager which will vest in future periods, in addition to the other factors described above. The Compensation Committee also seeks to maintain equitable relationships among executive officers and key managers who have similar levels of responsibility.

     During the year ended December 31, 1997, options were granted to Mr. Baker and the other Named Executive Officers. The exercise price of all options granted to executive officers during the year ended December 31, 1997 was equal to the fair market value of the Company's Common Stock on the date of grant. See "Stock Option Grants", "Repricing of Options" and "Compensation Committee Report on Option Repricing".

  EXECUTIVE RETENTION AGREEMENTS

     In January 1998, the Board of Directors approved Executive Retention Agreements with a total of eighteen executives, including Messrs. Baker, Daniels, Kuzia, Pottle and Saynor. The purpose of these Agreements is to assure the continued employment and dedication of the Executives without distraction from the possibility of a Change in Control (as defined in the Agreements) of the Company. See "Executive Retention Agreements".

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if certain requirements are met.

     The Company has limited the number of shares subject to stock options which may be granted to Company employees under the 1989 Option Plan and the Company's 1997 Stock Option Plan in a manner that complies with the performance-based requirements of Section 162(m). The 1994 Option Plan (which was adopted by USA Mobile prior to its acquisition by the Company) does not contain the necessary limitations to comply with the performance-based requirements of Section 162(m). However, based on the compensation paid and options granted to Mr. Baker and the Company's other executive officers, the Compensation Committee does not believe that Section 162(m) will have any significant impact on the Company in the near term. Accordingly, although the Compensation Committee does not currently intend to qualify bonus payments or option grants under the 1994 Option Plan as performance-based compensation, the Compensation Committee will continue to monitor the impact of Section 162(m) on the Company.

                                            THE EXECUTIVE COMPENSATION AND
                                            STOCK OPTION COMMITTEE

                                            R. Schorr Berman, Chairman
                                            Allan L. Rayfield
                                            John A. Shane

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has formed an offshore corporation to pursue wireless messaging opportunities in Latin America. The Company and an entity owned by Mr. Hughes each contributed $250,000 to this offshore corporation and each owns 18.56% of this offshore corporation. During 1997, the Company did not pay any fees to this offshore corporation.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1992 through the year ended December 31, 1997 with the cumulative total return on (i) the Nasdaq Stock Market -- U.S. Index and (ii) a peer group index (the "Peer Group Index") comprised of Metrocall, Inc., MobileMedia Corporation, Mobile Telecommunications Technologies Corp., Paging Network, Inc. and Pronet Inc. (the "Peer Group"). The comparison below assumes the investment of $100 on December 31, 1992 in the Company's Common Stock and in the Nasdaq Stock Market -- U.S. Index and the investment of $100 on December 31, 1992 in the Peer Group Index and, in each case, assumes reinvestment of all dividends. Measurement points are on December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995, December 31,
1996 and December 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG ARCH COMMUNICATIONS GROUP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                                  A PEER GROUP



                             [PERFORMANCE CHART]


                                                            CUMULATIVE TOTAL RETURN
                                        ---------------------------------------------------------------
                                        12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                                        --------   --------   --------   --------   --------   --------
Arch Communications Group, Inc.         $100.00    $141.03    $180.77    $246.15    $ 96.15    $ 52.56
Nasdaq Stock Market (U.S.)              $100.00    $114.80    $112.21    $158.70    $195.19    $239.53
Peer Group                              $100.00    $158.89    $159.91    $212.29    $109.34    $118.91

---------------
* $100 INVESTED ON 12/31/92 IN STOCK OR INDEX,
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

                   PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE
                   COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that the future growth and success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. Accordingly, the Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") that increased the number of shares of Common Stock available for issuance under such Plan from 250,000 to 500,000. The Board of Directors of the Company believes that the amendment to the 1996 Purchase Plan is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR this proposal. The following is a summary of the 1996 Purchase Plan.

SUMMARY OF THE PLAN

     The 1996 Purchase Plan, as amended, authorizes the issuance of up to an aggregate of 500,000 shares of Common Stock to participating employees ("participants"). The 1996 Purchase Plan is administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the 1996 Purchase Plan. Employees (including executive officers) who have completed three months of employment with the Company (or any eligible subsidiary of the Company) and who are regularly employed by the Company prior to the applicable offering commencement date generally are eligible to participate in the 1996 Purchase Plan. As of April 9, 1998, the Company had approximately 2,778 eligible employees.

     The Company makes offerings ("Offerings") to participants to purchase Common Stock under the 1996 Purchase Plan. The maximum number of shares which may be purchased annually by a participant is determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the date such Offering is commenced (the "Grant Date"). A participant may elect to have up to 10% deducted from his or her regular salary for this purpose. The price at which a participant's option is exercised is the lower of (i) 85% of the last sales price of the Common Stock on the Nasdaq National Market (the "last sales price") on the Grant Date or (ii) 85% of the last sales price on the day that the Offering terminates.

     Offerings under the 1996 Purchase Plan commence on January 1 and July 1 and terminate, respectively, on June 30 and December 31. The first Offering under the 1996 Purchase Plan commenced on July 1, 1996 and the current Offering commenced on January 1, 1998. The market value of the total number of shares which may be issued under the 1996 Purchase Plan is $1,880,250, based upon the last sales price as reported on the Nasdaq National Market on April 9, 1998.

     In the event of a "continuity of control" merger or consolidation (a merger or consolidation whereby the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation) with another corporation, each participant holding an outstanding purchase option will be entitled to receive, at the end of the Offering, the equivalent number of securities or property which holders of Common Stock were entitled to receive upon consummation of such merger. In the event of a non-continuity of control merger or a sale of all or substantially all of the assets of the Company, the Compensation Committee may (i) terminate all outstanding purchase options and refund all payroll deductions, (ii) provide notice to all participants and allow them to exercise their purchase option prior to the effective date of such transaction, or (iii) provide that participants shall receive such stock or securities as holders of shares of Common Stock received pursuant to the terms of the transaction.

     The Board of Directors may at any time terminate or amend the 1996 Purchase Plan. However, if stockholder approval of an amendment is required by Section 423 of the Code, such amendment may not be effected without such stockholder approval. The 1996 Purchase Plan requires that all amounts in the accounts of participants be promptly refunded upon termination of the 1996 Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The 1996 Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code.

  TAX CONSEQUENCES TO PARTICIPANTS

     In general, a participant will not recognize taxable income upon enrolling in the 1996 Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 1996 Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the Grant Date, then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of: (i) 15% of the fair market value of the Common Stock on the Grant Date; and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  TAX CONSEQUENCES TO THE COMPANY

     The Offering of Common Stock under the 1996 Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1996 Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                   PROPOSAL 3 - RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. The Board of Directors recommends that the stockholders vote FOR ratification of that appointment. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the Board of Directors will reconsider the matter. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders to be held following the Company's year ending December 31, 1998 must be submitted to the Secretary of the Company at its offices, 1800 West Park Drive, Suite 250, Westborough, Massachusetts 01581, no later than December 19, 1998 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitation by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. Corporate Investor Communications, Inc. has been hired by the Company to act as a distribution agent and solicitor only with respect to record holders who are brokers, dealers, banks or other entities that exercise fiduciary powers in nominee name or otherwise. For these services the Company will pay a fee of approximately $3,500 plus expenses. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY AFTER DELIVERY OF WRITTEN REVOCATION OF THEIR PROXY TO THE SECRETARY OF THE COMPANY.

                                            By Order of the Board of Directors,

                                            GARRY B. WATZKE, Secretary

April 17, 1998
Westborough, Massachusetts

1. Election of two Directors    FOR the nominees       WITHHOLD AUTHORITY to vote           EXCEPTIONS
                                listed below   [ ]     for all nominee listed below.   [ ]              [ ]

Nominees: C. Edward Baker, Jr., R. Schorr Berman

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)
*Exceptions
           -----------------------------------------------------------------------------------------------------------------------

2. To approve an amendment to the Company's 1996       3. To ratify the selection by the Board of Directors of Arthur Andersen LLP
   Employee Stock Purchase Plan increasing the            as independent public accountants for the Company for the fiscal year
   number of shares of Common Stock issuable under        ending December 31, 1998.
   such plan from 250,000 to 500,000.

    FOR   [ ]      AGAINST  [ ]    ABSTAIN  [ ]               FOR   [ ]      AGAINST  [ ]    ABSTAIN  [ ]



                                                                               CHANGE OF ADDRESS AND
                                                                               OR COMMENTS MARK HERE     [ ]


                                                              The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian
                                                              should give their full title.


                                                              Dated:                                                     , 1998
                                                                    -----------------------------------------------------

                                                              -----------------------------------------------------------------
                                                                            Please print name of Stockholder here.

                                                              -----------------------------------------------------------------
                                                                                     Please sign here.



                                                              VOTES MUST BE INDICATED
                                                              (X) IN BLACK OR BLUE INK.     [X]



(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPS.)
-------------------------------------------------------------------------------------------------------------------------------






                        ARCH COMMUNICATIONS GROUP, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                        WESTBOROUGH, MASSACHUSETTS 01581


                                   P R O X Y

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. Edward Baker, Jr., Gerald J. Cimmino, Garry B. Watzke and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch Communications Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 19, 1998, at 11:00 a.m. (local time) at Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

                     (Continued and to be dated and signed on the reverse side.)

                                                 ARCH COMMUNICATIONS GROUP, INC.
                                                 P.O. BOX 11171
                                                 NEW YORK, NY 10203-0171